Exhibit 99.1

February 28, 2012

Alliance Data’s Epsilon Signs New Multiyear Agreement with
Northwestern Mutual

Alliance Data’s Epsilon business announced today that it has signed a new multiyear agreement with Northwestern Mutual Life Insurance Company, a FORTUNE 500, Milwaukee-based financial security company.

Under the terms of the agreement, Epsilon will manage and deploy Northwestern Mutual permission-based email newsletters and email marketing initiatives.  They will also provide a customized contact management tool, monitoring of campaign performance, and guidance for improving Northwestern Mutual’s email programs.

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